AMENDED AND RESTATED

RULE 18f-3 MULTI-CLASS PLAN

MERIT ADVISORS INVESTMENT TRUST

     I. Introduction.

     Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"),  this Rule 18f-3  Multi-Class Plan ("Plan") sets forth the general characteristics  of, and conditions  under which the Merit  Advisors  Investment Trust ("Trust") may offer, multiple classes of shares (each, a "Class of Shares" and collectively,  "Classes of Shares") of the existing series of the Trust and such other funds as the Trust may  establish and designate in the future (each a "Fund" and  collectively,  the  "Funds").  In addition,  the Plan sets forth the shareholder  servicing  arrangements,   distribution  arrangements,   conversion features,  exchange privileges,  and other shareholder services of each Class of Shares in such  Fund.  The Plan is  intended  to allow each Fund of the Trust to offer multiple  Classes of Shares to the fullest extent and manner  permitted by Rule  18f-3  under the 1940 Act,  subject  to the  requirements  and  conditions imposed by the Rule.  This Plan may be  revised or amended  from time to time as provided below.

     Each  Fund  is  authorized,  as  indicated  below  in  the  section  "Class Arrangements," to issue the following Classes of Shares  representing  interests in each such Fund:  Class A Shares,  Class C Shares,  and No Load  Shares.  Each Class of Shares of the Fund will  represent  interests in the same  portfolio of the Fund  and,  except as  described  herein,  shall  have the same  rights  and obligations  as each other  Class of Shares of that  Fund.  Each Class of Shares shall be subject to such investment minimums and other conditions of eligibility as are set forth in the applicable Fund's prospectus ("Prospectus") or statement of additional information  ("Statement of Additional  Information"),  as amended from time to time.

     II. Allocation of Expenses.

     Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each Class of Shares  in a Fund (i) any fees and  expenses  incurred  by the Trust in connection  with the  distribution  of such Class of Shares under a distribution plan (and related  agreements) adopted for such Class of Shares pursuant to Rule 12b-1 under the 1940 Act, and (ii) any fees and  expenses  incurred by the Trust under a shareholder  servicing plan (and related  agreements) in connection with the provision of shareholder services to the holders of such Class of Shares. In addition,  pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular Class of Shares in a single Fund:

         (i) transfer agency fees identified by the transfer agent as being attributable to such Class of Shares;

         (ii) printing  and  postage expenses  related to preparing  and distributing  materials such as shareholder reports,  notices,  prospectuses,  reports, and proxies to current shareholders of such Class of Shares or to regulatory agencies with respect to such Class of Shares;

         (iii)  blue sky registration or qualification  fees incurred by such Class of Shares;

         (iv) Securities and Exchange Commission  registration fees incurred by such Class of Shares;

         (v) the expense of administrative and personnel services (including, but not limited to, those of a portfolio accountant or dividend paying agent charged with  calculating net asset  values or determining or  paying  dividends)  as  required to support the shareholders of such Class of Shares;

         (vi)  litigation  or other legal expenses relating solely to such Class of Shares;

         (vii) fees of the  Trustees  of the  Trust  incurred  as a result of issues particularly relating to such Class of Shares;

         (viii) independent accountants' fees relating solely to such Class of Shares; and

         (ix) any additional expenses, other than advisory or custodial fees or  other  expenses  relating  to the  management  of a Fund's assets,  if such expenses are actually incurred in a different amount  with  respect  to a Class of  Shares  that  are of a different  kind or to a different  degree than with respect to one or more other Classes of Shares.

     The  initial  determination  of the class  specific  expenses  that will be allocated  by the  Trust to a  particular  Class of  Shares  and any  subsequent changes  thereto  will be  reviewed  by the Board of  Trustees  of the Trust and approved  by a vote of the  Trustees  of the Trust,  including a majority of theTrustees who are not interested persons of the Trust.

     Income,  realized  capital gains and losses,  unrealized  appreciation  and depreciation,  and any expenses of a Fund not allocated to a particular Class of Shares of such Fund  pursuant to this Plan shall be  allocated  to each Class of Shares of the Fund on the basis of the net asset  value of that  Class of Shares in relation to the net asset value of the Fund.

     III. Dividends.

     Dividends paid by the Trust with respect to each Class of Shares of a Fund, to the extent any dividends are paid, will be calculated in the same manner,  at the same time and will be in the same amount,  except that any fees and expenses that are properly  allocated  to a particular  Class of Shares of a Fund will be borne by that Class of Shares.

     IV.  Voting Rights.

     Each share of each Fund  entitles  the  shareholder  of record to one vote. Each Class of Shares of a Fund will vote  separately  as a Class of Shares  with respect  to:  (i) the  adoption  of, or  material  amendment  to, any Rule 12b-1 distribution plan applicable to that Class of Shares, and (ii) any other matters for which voting on a Class of Shares by Class of Shares basis is required under applicable  law or  interpretative  positions of the staff of the Securities and Exchange Commission.

     V. Class Arrangements.

     The following  summarizes the front-end sales charges,  contingent deferred  sales charges, Rule 12b-1 fees, shareholder servicing fees, conversion features, exchange privileges,  and other shareholder services applicable to each Class of Shares of the Funds. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

     A.   Class A Shares

     1.   Maximum Initial Sales Load: 4.75%.

     2.   Contingent Deferred Sales Charge: None.

     3.   Rule 12b-1  Distribution/Shareholder  Servicing  Fees:  Pursuant  to a Distribution Plan adopted under Rule 12b-1, Class A Shares of the Fund may pay distribution and shareholder  servicing fees of up to 0.25% of the  average  daily net assets of any such Fund  attributable  to such Class A Shares.

     4.   Conversion Features: None.

     5.   Exchange Privileges: The Trust offers Exchange Privileges among each series of the Trust.

     6.   Other Shareholder  Services:  The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders of Class A Shares of the Fund.

     B.   Class C Shares

     1.   Maximum Initial Sales Load: None.

     2.   Contingent Deferred Sales Charge: None.

     3.   Rule 12b-1  Distribution/Shareholder  Servicing  Fees:  Pursuant  to a Distribution Plan adopted under Rule 12b-1, Class C Shares of the Fund may pay distribution and shareholder  servicing fees of up to 1.00% of the  average  daily net assets of any such Fund  attributable  to such Class C Shares.

     4.   Conversion Features: None.

     5.   Exchange Privileges: The Trust offers Exchange Privileges among each series of the Trust.

     6.   Other Shareholder  Services:  The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders of Class C Shares of the Funds.

     C.   No Load Shares

     1.   Maximum Initial Sales Load: None.

     2.   Contingent Deferred Sales Charge: None.

     3.   Rule 12b-1 Distribution/Shareholder Servicing Fees: None.

     4.   Conversion Features: None.

     5.   Exchange Privileges: The Trust offers Exchange Privileges among each series of the Trust.

     6.   Other Shareholder  Services:  The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders of No Load Shares of the Fund.

     VI.  Board Review.

     The Board of Trustees of the Trust shall review this Plan as  frequently as they deem  necessary.  Prior to any  material  amendment(s)  to this  Plan,  the Trust's  Board of Trustees,  including a majority of the  Trustees  that are not interested  persons of the Trust,  shall find that the Plan,  as  proposed to be amended  (including  any proposed  amendments to the method of allocating  Class and/or Fund  expenses),  is in the best interest of each Class of Shares of each Fund  individually  and the Trust as a whole. In considering  whether to approve any proposed  amendment(s)  to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably  necessary to evaluate the proposed amendment(s) to the Plan.

Amended and Restated: March 23, 2005.